UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2010
Comarco, Inc.
(Exact name of registrant as specified in its charter)
000-05449
(Commission File Number)

California (State or other jurisdiction of incorporation)	95-2088894 (I.R.S. Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California (Address of principal executive offices)	92630-8870 (Zip Code)
Registrant’s telephone number, including area code: (949) 599-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Comarco, Inc., (the Company) held its annual meeting of shareholders on June 23, 2010 (the Annual Meeting). Of the 7,326,569 shares of the Company’s common stock entitled to vote at the Annual Meeting, a total of 5,047,824 shares were represented at the Annual Meeting in person or by proxy. The voting results for each item of business properly presented at the Annual Meeting are set forth below.
Item 1 — Election of Directors
At the Annual Meeting, each of the Company’s five nominees as listed in the Company’s proxy statement was elected. Accordingly, the individuals listed below were elected to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. The votes cast with respect to each director were as follows:

		Votes	Broker
Name of Nominee	Votes For	Withheld	Non-Votes
Robert J. Majteles	5,042,092	5,732	0
Gerald D. Griffin	5,042,758	5,066	0
Jeffrey R. Hultman	3,481,283	1,566,541	0
Samuel M. Inman, III	5,043,558	4,266	0
Richard T. LeBuhn	4,967,015	80,809	0
Item 2 — Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2011
At the Annual Meeting, the appointment of BDO Seidman, LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2011. The results of the vote were as follows:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes

5,045,058	959	1,807	0

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC. (Registrant)
Date: June 24, 2010	By:	/s/ Winston Hickman
Winston Hickman
Vice President and Chief Financial Officer